Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Post Effective Amendment No,. 1 to Form SB-2 of our report dated March 2, 2009 relating to the financial statements of League Now Holdings, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the registration Statement.

/s/  Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 13, 2010